   As filed with the Securities and Exchange Commission on December 29, 1999
                                                       Registration No._________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                            Vastar Resources, Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                                         95-4446177
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                       identification number)

                             15375 Memorial Drive
                             Houston, Texas 77079

                         (Address, including zip code,
                 of registrant's principal executive offices)
                             ____________________

                            VASTAR RESOURCES, INC.
                           CAPITAL ACCUMULATION PLAN
                Formerly named the Capital Accumulation Plan II
                           (Full title of the plan)
                             _____________________

                                ALBERT D. HOPPE
                 Vice President, General Counsel and Secretary
                            Vastar Resources, Inc.
                             15375 Memorial Drive
                             Houston, Texas 77079
                                (281) 584-6027

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                             _____________________

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                       PROPOSED(1)(2)(3)(4)                PROPOSED(4)
    TITLE OF                AMOUNT          MAXIMUM          MAXIMUM        AMOUNT OF
   SECURITIES               TO BE        OFFERING PRICE     AGGREGATE     REGISTRATION
TO BE REGISTERED         REGISTERED        PER SHARE(3)  OFFERING PRICE     FEE(2)(4)
--------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share     260,000        $   56.60       $ 14,714,700     $  3,885
======================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) These are additional shares being registered pursuant to General Instruction E to Form S-8. This registration statement is also deemed, pursuant to General Instruction E to Form S-8, to relate to 49,763, 33,746 and 95,343 shares previously registered on Form S-8 (Registration No. 33-80844), (Registration No. 33-80846) and (Registration No. 33-80848), respectively, in connection with predecessor plans which have been merged into the plan to which this Registration Statement relates and with respect to which a registration fees of $793, $351 and $641, respectively have been paid. See explanatory statement on page 2.

(3) The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(4) In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of the average of the high and low prices of a share of the Company's Common Stock as reported on the New York Stock Exchange Composite on December 27, 1999.

                        ______________________________
                   Page 1 of 6 sequentially numbered pages.
              The Index to Exhibits appears on sequential page 6.

                             EXPLANATORY STATEMENT

A total of 50,000, 200,000 and 130,000 shares of Common Stock, par value $0.01 per share ("Common Stock") of Vastar Resources, Inc. were registered on Forms S-8, Registration Nos. 33-80846, 33-80844 and 33-80848, respectively, to be issued under the Vastar Resources, Inc. Savings Plan ("Savings Plan"), the Vastar Resources, Inc. Savings Plan II ("Savings Plan II") and the Vastar Resources, Inc. Capital Accumulation Plan ("Original CAP Plan"), respectively. These plans have been merged with and into the plan which this Registration Statement relates (i.e., the Vastar Resources, Inc. Capital Accumulation Plan II, which was renamed the Vastar Resources, Inc. Capital Accumulation Plan (the "Surviving CAP Plan")). As of the effective date of the merger of the plans, a total of 33,746, 95,343 and 49,763 shares of Common Stock which were registered in connection with Savings Plan, Savings Plan II and the Original CAP Plan had not been issued under such plans and, pursuant to General Instruction E to Form S-8 and the telephonic interpretation of the Securities Exchange Commission set forth at page 113 (question 90, Section G) of the Division of Corporate Finance's Manual of Publicly Available Telephone Interpretations (July 1997), such shares are hereby carried forward to and deemed to be covered by this Registration Statement for issuance under the Surviving CAP Plan. In addition, this Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 260,000 additional shares of Common Stock for issuance under the Surviving CAP Plan.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by Vastar Resources, Inc. under Registration
No. 33-80850 are hereby incorporated by reference.

ITEM 5. Albert D. Hoppe, whose opinion regarding the legality of shares is attached hereto as Exhibit 5 is Vice President, General Counsel and Secretary of Vastar Resources, Inc. (the "Company"). As of December 28, 1999, Mr. Hoppe owned options to purchase 45,150 shares of the Company's Common Stock granted to him under certain Company benefit plans.

ITEM 8.  EXHIBITS

EXHIBIT NUMBER    DESCRIPTION
______________    ____________

 5 Opinion of Albert D. Hoppe, Esq., dated December 28, 1999, as to the validity of the shares of Common Stock of the Registrant being registered (filed herewith)
10.1 Vastar Resources, Inc. Amended and Restated Capital Accumulation Plan (filed herewith)
23.1              Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2              Consent of Albert D. Hoppe, Esq. (included in Exhibit 5)

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vastar Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of December, 1999.

                                              Vastar Resources, Inc.

                                              By: /s/ Charles D. Davidson
                                                 ------------------------------
                                                 Charles D. Davidson
                                                 President and
                                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                    Title                               Date
     ---------                    -----                               ----
/s/ Jimmie D. Callison
_____________________________    Director                     December 29, 1999
Jimmie D. Callison

/s/ Terry G. Dallas
_____________________________    Director                     December 29, 1999
Terry G. Dallas

/s/ Charles D. Davidson
_____________________________    President, Chief Executive   December 29, 1999
Charles D. Davidson              Officer and Director
(Principal executive officer)

/s/ Marie L. Knowles
_____________________________    Director                     December 29, 1999
Marie L. Knowles

/s/ Robert C. LeVine
____________________________     Director                     December 29, 1999
Robert C. LeVine

/s/ Joseph P. McCoy
_____________________________    Vice President               December 29, 1999
Joseph P. McCoy                  and Controller
(Principal accounting officer)

/s/ William D. Schulte
____________________________     Director                     December 29, 1999
William D. Schulte



     Signature                    Title                                         Date
     ---------                    -----                                         ----
/s/ Steven J. Shapiro
_____________________________   Senior Vice President, Chief              December 29, 1999
Steven J. Shapiro               Financial Officer and Director
(Principal financial officer)

/s/ Donald R. Voelte, Jr.
_____________________________   Director                                  December 29, 1999
Donald R. Voelte, Jr.

/s/ Michael E. Wiley
_____________________________   Chairman of the Board                     December 29, 1999
Michael E. Wiley

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 29, 1999.

Vastar Resources, Inc.
Capital Accumulation Plan

By:  /s/ Joseph P. McCoy
    ------------------------
Name:  Joseph P. McCoy
Title: Vice President and Controller

                               INDEX TO EXHIBITS
Exhibit
No.                           Description

 5 Opinion of Albert D. Hoppe, Esq., dated December 28, 1999, as to the validity of the shares of Common Stock of the Registrant being registered (filed herewith)
10.1 Vastar Resources, Inc. Amended and Restated Capital Accumulation Plan (filed herewith)
23.1        Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2        Consent of Albert D. Hoppe, Esq. (included in Exhibit 5)